EXHIBIT 10c

                           Consent of Ruth B. Lurie



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August 14, 1998



Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, Colorado  80111


Re:  Maxim Series Account


Ladies and Gentlemen:

I hereby consent to the use of my name under the caption "Legal Opinions" in the Prospectus for Maxim Series Account contained in the Registration Statement Form N-4 filed by Great-West Life & Annuity Insurance Company and Maxim Series Account with the Securities and Exchange Commission under the Securities Act of 1933, the Investment Company Act of 1940 and the amendments thereto.

Sincerely,

/s/

Ruth B. Lurie
Vice President, Counsel
and Associate Secretary